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                                                                    Exhibit 4.10


                          SECOND SUPPLEMENTAL INDENTURE



            THIS SECOND SUPPLEMENTAL INDENTURE (this "Supplement"), dated as of _____ __, 2002, between AT&T Corp., a corporation duly organized and validly existing under the laws of the State of New York (the "Company"), and The Bank of New York, a corporation duly organized and validly existing under the laws of New York, as Trustee (the "Trustee"), as Trustee under the Indenture, dated as of September 7, 1990, between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of October 30, 1992, between the Company and the Trustee (the "Indenture"). Capitalized terms used in this Supplement and not otherwise defined herein shall have the meanings set forth in the Indenture.


                                    RECITALS

            WHEREAS, the Company has previously issued $2,000,000,000 5.625% notes due 2004, $400,000,000 6.75% notes due 2004, $300,000,000 7.000% notes due
May 15, 2005, $500,000,000 7.500% notes due June 1, 2006, $500,000,000 7.75%
notes due March 1, 2007, $3,000,000,000 6.000% notes due 2009, $500,000,000
8.125% debentures due January 15, 2022, $500,000,000 8.125% debentures due July 15, 2024, $300,000,000 8.350% debentures due 2025, $50,000,000 8.000%
medium-term notes, Series A due May 15, 2025, $25,000,000 7.750% medium-term notes, Series A due May 15, 2025, $3,000,000,000 6.500% notes due 2029,
$676,000,000 8.625% debentures due December 1, 2031 and $10,563,000 FRN medium-term notes, Series A due 2054 (collectively, the "Notes") in accordance with the terms of the Indenture;

            WHEREAS, the Company has entered into an Agreement and Plan of Merger by and among the Company, AT&T Broadband Corp. ("AT&T Broadband"), Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp and AT&T Comcast Corporation ("AT&T Comcast") dated as of December 19, 2001, as it may be amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof (the "Merger Agreement");


            WHEREAS, in connection with the Merger Agreement, the Company and AT&T Broadband Corp, have also entered into a Separation and Distribution Agreement, dated as of December 19, 2001, as it may be amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof (the "Separation and Distribution Agreement");


            WHEREAS, in accordance with Section 9.02 of the Indenture, the Company and the Trustee may amend the Indenture with the written consent of the holders of at least a majority in principal amount of the Notes of each Series affected by such supplemental indenture (with each Series voting as a class);


            WHEREAS, the Company has solicited and obtained consents from the Holders to certain amendments to the Indenture pursuant to an exchange offer and consent solicitation made pursuant to a prospectus dated ____________, 2002, as amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof, of the Company and the other parties named therein;

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            WHEREAS, the holders of a majority in principal amount of each of the Series of Notes have consented to the amendments to the Indenture contained herein; and


            WHEREAS, the Company desires to amend the Indenture in accordance with Section 9.02 thereof and has determined that the requirements of Sections 9.02, 10.04 and 10.05 of the Indenture have been satisfied and has requested the Trustee to join with it in the execution and delivery of this Supplement; all requirements necessary to make this Supplement a valid instrument, in accordance with its terms, have been met; and the execution and delivery hereof have been in all respects duly authorized.


            NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby recognized, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                           AMENDMENTS TO THE INDENTURE

            Section 1.1 AT&T Comcast Transaction. The Company and the Trustee hereby amend the Indenture to add the following section to Article 5 of the
Indenture:

            "Section 5.05 AT&T Comcast Transaction. The Trustee and the Holders hereby acknowledge that the Company is engaging in a series of transactions contemplated by the Separation and Distribution Agreement, dated as of December 19, 2001, as it may be amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof (the "Separation and Distribution Agreement"), the Agreement and Plan of Merger by and among the Company, AT&T Broadband Corp., Comcast Corporation, AT&T Broadband Acquisition Corp., Comcast Acquisition Corp. and AT&T Comcast Corporation dated as of December 19, 2001, as it may be amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof (the "Merger Agreement"), including without limitation the Separation and the Distribution (as such terms are defined in the Separation and Distribution Agreement) and the other Transaction Agreements (as such term is defined in the Merger Agreement) as they may be amended, supplemented or otherwise modified from time to time, whether prior to or after the date hereof (collectively, the "Covered Transactions"). Each of the Company, the Trustee and the Holders agree that the Covered Transactions, individually or together, (a) will not result in a consolidation, merger, sale, conveyance or other transfer of property of the Company (including stock of subsidiaries) as an entirety or substantially as an entirety for purposes of Section 5.01 of this Indenture or any other provision of this Indenture or any Security, and (b) will not violate Sections 5.01, 5.02 or 5.03 of this Indenture or any other provision of this Indenture or any Security, regardless of whether any person assumes any of the Indebtedness outstanding under this Indenture or any other obligation under this Indenture or any Security."


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                                   ARTICLE II

                                  MISCELLANEOUS


            Section 2.1 Effectiveness of Provisions. Upon the execution of this Supplement by the Company and the Trustee, the Indenture shall be modified in accordance herewith, and this Supplement shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.


            Section 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

            Section 2.3 Execution of Supplement. This Supplement is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplement forms a part thereof.

            Section 2.4 Conflict with Trust Indenture Act. If and to the extent that any provision of this Supplement limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

            Section 2.5 Separability Clause. In case any one or more of the provisions contained in this Supplement, the Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplement, the Indenture or of such Securities, but this Supplement, the Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

            Section 2.6 Benefits of the Supplement. Nothing in this Supplement or in the Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders of Securities (to the extent specified herein or therein), any benefit or any legal or equitable right, remedy or claim under this Supplement.

            Section 2.7 Successors and Assigns. All covenants and agreements in this Supplement by the Company shall bind its successors and assigns, whether so expressed or not.


            Section 2.8 Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.


            Section 2.9 Counterparts. This Supplement may be executed in any number of counterparts, each of which is an original; but all such counterparts shall together constitute but one and the same instrument.

            Section 2.10 Miscellaneous. Except as expressly supplemented by this Supplement, the Indenture shall remain unchanged and in full force and effect.


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            IN WITNESS WHEREOF, the Company and the Trustee have caused this
Supplement to be duly executed by their respective officers as of the day and year first written above.

                                      AT&T CORP.




                                      By:________________________________
                                          Name:
                                          Title:

[CORPORATE SEAL]

Attest:

By:_____________________


                                      THE BANK OF NEW YORK, as Trustee


                                      By:________________________________
                                          Name:
                                          Title:

[CORPORATE SEAL]

Attest:

By:_____________________



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